UNITED STATES
                          SECURITIES AND EXCHANGE COMMISSION
                                WASHINGTON, C.C. 20549

                                       FORM 8-K

                                    CURRENT REPORT
        PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

            Date of Report (Date of earliest event reported) JUNE 25, 1997

                              NEVADA GOLD & CASINOS, INC.
                (Exact name of registrant as specified in its charter)

              NEVADA              0-8927                           88-0142032

  (State of other jurisdiction (Commission                    ( IRS Employer
         of incorporation)     File number)                  Identification No.)

                 3040 POST OAK BLVD., SUITE 675, HOUSTON, TEXAS 77056
                       (Address of principal executive offices)

                                     713-621-2245
                  Registrant's Telephone Number, Including Area Code
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ITEM 4.               CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               On June 25, 1997, the Company retained Pannell Kerr Forster of Texas, P.C. as its independent public accountants to audit the financial statements of the Company for the fiscal year ended March 31, 1997. The decision to change independent auditors was approved by resolution of the Board of Directors. During the two most recent years and through the date of this filing, the Company has not consulted with Pannell Kerr Forster of Texas, P.C. on items which concerned the subject matter of a disagreement or reportable event with the former auditor.

               During the Company's two most recent fiscal years and during the period through the date of this filing, there were no disagreements with the former auditor, Arthur Andersen LLP, on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Arthur Andersen LLP would have caused it to make reference to the subject matter of the disagreement in connection with its report. No "Reportable Events" (as such term is defined in item 304 (a)(1)(v) of Regulation S-K) occurred during the Company's two most recently completed fiscal years and the subsequent interim period. Arthur Andersen LLP declined to stand for reelection. Arthur Andersen LLP's reports on the Company's financial statements for each of the past two years did not contain an adverse opinion or disclaimer of opinion, not were they qualified or modified as to audit scope or accounting principles; however, the reports were qualified due to uncertainties resulting from going concern issues.

ITEM 5.               OTHER EVENTS

                       Through wholly owned subsidiaries of each company,
               Nevada Gold & Casinos, Inc. and Casino America, Inc. have entered into a joint venture to develop a new Isle of Capri casino planned to be the largest in Colorado at Black Hawk, 25 miles west of Denver.

               In March 1996, Nevada Gold & Casinos, Inc. and Caesar's World Gaming Corporation, a subsidiary of ITT Corporation, announced joint development plans for the project. Although all the necessary land was assembled, designs completed, operating agreements signed and regulatory approvals obtained, no further action was taken. Now, to join the Black Hawk venture, Casino America has contracted to purchase Caesar's interest in the project.

               The new joint venture's plans call for a facility with approximately 1,000 slot machines, 25 blackjack and poker games, restaurants, a parking garage and other casino and gaming-related activities. Construction is expected to take approximately 18 months.

               Nevada Gold & Casinos, Inc. will retain approximately 48% interest in the joint venture: Casino America will own about 52% of the joint venture and will manage the new Isle of Capri Casino under a long-term management agreement. The development of the project is subject to a number of conditions, including due diligence matters, determination of economic feasibility, receipt of all required regulatory permits, including approvals from the Colorado Gaming Division and the City of Black Hawk, as well as financing for the project, which is planned to be through the issuance of non-recourse project debt.

               Black Hawk is one of three historic mining towns in Colorado where limited stakes gaming has been legalized. It is the leader among the state's mining towns, producing more than 55% of Colorado's over $400 million in annual gaming revenues.

ITEM 7.       FINANCIAL STATEMENTS AND EXHIBITS

              16  -- Letter from Arthur Andersen LLP to H. Thomas Winn.

                                   SIGNATURES

        Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            NEVADA GOLD & CASINOS, INC.
                                            BY: /S/ ELIZABETH A. WOODS
                                            ELIZABETH A. WOODS
                                            TREASURER & CHIEF
                                            FINANCIAL OFFICER